SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2003

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-0210602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip code)

720-888-1000

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure

On June 30, 2003, Level 3 Communications, Inc. (the “Company”) issued a press release relating to the proposed offering of $250 million aggregate principal amount of its Convertible Senior Notes due 2010 (plus an option to purchase an additional $37.5 million aggregate principal amount of its Convertible Senior Notes, solely to cover over-allotments), in an underwritten public offering. This press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference as if set forth in full.

In addition, the Company is providing the following updated information with respect to its wholly owned subsidiary, Software Spectrum, Inc. (“Software Spectrum”) and certain regulatory developments.

Software Spectrum

The software products offered by Software Spectrum include all major business programs for the desktop and server environment including strategic product categories for security storage and Web infrastructure. For the year ended December 31, 2002, the top 20 software titles sold by Software Spectrum represented approximately 81% of Software Spectrum’s net software sales.

Software Spectrum’s software sales are derived from products purchased from publishers and distributors. The decision whether to buy products directly from publishers or through distributors is determined on a vendor-by-vendor basis based on publisher requirements, cost, availability, return privileges and demand for a particular product. For 2002, approximately 94% of Software Spectrum’s product sales, based on revenues, represented products purchased from its ten largest publishers. For the year ended December 31, 2002, products from Microsoft and IBM/Lotus accounted for approximately 72% and 10% of net software sales, respectively.

Regulatory Update

The Telecommunications Act of 1996 (the “1996 Act”) also codifies the incumbent local exchange carriers’ equal access and nondiscrimination obligations and preempts inconsistent state regulation. The 1996 Act contains special provisions that modify previous court decrees that prevented Bell operating companies or BOCs from providing long distance services and engaging in telecommunications equipment manufacturing. These provisions permit a BOC to enter the long distance market in its traditional service area if it satisfies several procedural and substantive requirements, including obtaining Federal Communications Commission or FCC approval upon a showing that the BOC has entered into interconnection agreements (or, under some circumstances, has offered to enter into such agreements) in those states in which it seeks long distance relief, the interconnection agreements satisfy a 14-point “checklist” of competitive requirements, and the FCC is satisfied that the BOC’s entry into long distance markets is in the public interest. To date, the FCC has approved petitions to provide long distance service in 43 states. The 1996 Act permitted the BOCs to enter the out-of-region long distance market immediately upon its enactment.

Beginning in June 1997, every BOC advised competitive local exchange carriers or CLECs that they did not consider calls in the same local calling area from their customers to CLEC customers, who are internet service providers or ISPs, to be local calls under the interconnection agreements between the BOCs and the CLECs. The BOCs claim that these calls are exchange access calls for which exchange access charges would be owed. The BOCs claimed, however, that the FCC exempted these calls from access charges so that no compensation is owed to the CLECs for transporting and terminating such calls. As a result, the BOCs threatened to withhold, and in many cases did withhold, reciprocal compensation for the transport and termination of such calls. To date, thirty-six state commissions have ruled on this issue in the context of state commission arbitration proceedings or enforcement proceedings. In thirty nine states, to date, the state commission has determined that reciprocal compensation is owed for such calls. Several of these cases are presently on appeal. Reviewing courts have upheld the state commissions in eleven decisions rendered to date on appeal. Decisions in the Third, Fourth, Fifth and Seventh U.S. Circuit Courts of Appeal have affirmed the reviewing courts and upheld state determinations that reciprocal compensation is owed for ISP bound traffic. On February 25, 1999, the FCC issued a Declaratory Ruling on the issue of inter-carrier compensation for calls bound to ISPs. The FCC ruled that the calls are largely jurisdictionally interstate calls, not local calls. The FCC, however, determined that this issue was not dispositive of whether intercarrier compensation is owed.

Although there is a fair amount of uncertainty surrounding the regulatory and economic treatment of ISP-bound traffic, the Company has over the past several years entered into agreements with Verizon that provides for payment for ISP-bound traffic in the former Bell Atlantic territory, with SBC Corporation for the 13-state operating territory that includes its affiliates Pacific Bell, Southwestern Bell, Ameritech and Southern New England Telephone, and with BellSouth in its nine-state operating territory. The Company has also entered into interconnection agreements with Qwest, Cincinnati Bell Telephone, and Sprint that reflect the intercarrier compensation rates adopted by the FCC in its most recent order. Given the general uncertainty surrounding the effect of these decisions, appeals, and the remand, the Company may have to change how it treats the compensation it receives for terminating calls bound for ISP-bound traffic if the agreements under which compensation is paid provides for the incorporation of changes in FCC rules and regulations.

On June 10, 2003, Verizon notified Level 3 of its intention to invoke the intercarrier compensation regime in the FCC’s ISP Order on Remand with respect to traffic exchanged under the companies’ interconnection agreements. The effect of this decision on the compensation each carrier receives from each other for terminating traffic is uncertain. In the absence of an express agreement, certain RBOCs have sought to challenge the right of CLECs to collect reciprocal compensation on ISP bound calls when the CLEC has assigned a local telephone number to the ISP, but the ISP has no physical presence in the rate center associated with that local number. The RBOC argues that the call should be treated as a non-local call and the CLEC should pay the RBOC originating charges. To date there has been no definitive ruling on this issue from the FCC.

Item 7.    Financial Statements and Exhibits

(a)	Financial Statements of business acquired

None

(b)	Pro forma financial information

None

(c)	Exhibits

12 Statement re computation of ratio of earnings to fixed charges and preferred stock dividends of Level 3 Communications, Inc.

99.1 Press Release dated June 30, 2003, relating to proposed offering of Convertible Senior Notes due 2010

99.2 Press Release dated June 30, 2003, relating to reaffirmation of second quarter 2003 and full year 2003 guidance.

Item 9.    Regulation FD Disclosure

On June 30, 2003, the Company issued a press release relating to the reaffirmation of financial guidance for the second quarter 2003 and the full year 2003. This press release is filed as Exhibit 99.2 to this Current Report and incorporated by reference as if set forth in full. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Current Report. This information is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Level 3 Communications, Inc.

June 30, 2003	By:	/S/ NEIL J. ECKSTEIN

Date		Neil J. Eckstein, Senior Vice President